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                                                                   Ex99.23(j)(2)

[LETTERHEAD]
ESTABLISHED . 1932
HORACK . TALLEY
ATTORNEYS AT LAW

2600 One Wachovia Center
301 South College Street
Charlotte, NC 28202-6038                                        Stephen L. Smith
Tel: 704/377-2500                                        SSmith@HorackTalley.com
Fax: 704/372-2619
www.horacktalley.com                                    (704) 377-2500, ext 0818

                                 January 5, 2005

Seligman Municipal Series Trust
100 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

     With respect to Post-Effective Amendment No. 36 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, of Seligman Municipal Series Trust, on behalf of the Seligman North Carolina Municipal Series, a separate series, we have reviewed the material with respect to North Carolina Taxes in the Registration Statement. Subject to such review, our opinion as delivered to you and as filed with the Securities and Exchange Commission remains unchanged.

     We consent to the filing of this consent as an exhibit to the Registration Statement of Seligman Municipal Series Trust and to the reference to us under the heading "North Carolina Taxes." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.

                                             Very truly yours,


                                             /s/ HORACK, TALLEY, PHARR & LOWNDES
                                             -----------------------------------
                                             HORACK, TALLEY, PHARR & LOWNDES